CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AIM Growth Series (Invesco Growth Series) of our reports dated February 26, 2021 relating to the financial statements and financial highlights of Invesco Active Allocation Fund, Invesco Convertible Securities Fund, Invesco Global Low Volatility Equity Yield Fund, Invesco Income Allocation Fund, Invesco International Diversified Fund, Invesco Main Street Mid Cap Fund®, Invesco Main Street Small Cap Fund®, Invesco Peak Retirement™ Destination Fund, Invesco Peak Retirement™ 2015 Fund, Invesco Peak Retirement™ 2020 Fund, Invesco Peak Retirement™ 2025 Fund, Invesco Peak Retirement™ 2030 Fund, Invesco Peak Retirement™ 2035 Fund, Invesco Peak Retirement™ 2040 Fund, Invesco Peak Retirement™ 2045 Fund, Invesco Peak Retirement™ 2050 Fund, Invesco Peak Retirement™ 2055 Fund, Invesco Peak Retirement™ 2060 Fund, Invesco Peak Retirement™ 2065 Fund, Invesco Quality Income Fund, Invesco Select Risk: Conservative Investor Fund, Invesco Select Risk: Growth Investor Fund, Invesco Select Risk: High Growth Investor Fund, Invesco Select Risk: Moderate Investor Fund, Invesco Select Risk: Moderately Conservative Investor Fund, and Invesco Small Cap Growth Fund which appear in AIM Growth Series (Invesco Growth Series)’s Annual Report on Form N-CSR for the year ended December 31, 2020. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm,” “Financial Highlights,” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Houston, Texas
April 28, 2021